Exhibit 32.3

Certification of Chief Financial Officer and Treasurer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report of CVR Partners, LP, a Delaware limited partnership (the “Partnership”) on Form 10-Q for the fiscal quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Susan M. Ball, Chief Financial Officer and Treasurer of CVR GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

By:	/s/ SUSAN M. BALL
Susan M. Ball
Chief Financial Officer and Treasurer
CVR GP, LLC
the general partner of CVR Partners, LP

Dated: April 30, 2015